            [LOGO]
                                                  12051 Indian Creek Court
                                                 Beltsville, Maryland  20705



                      Notice of Annual Meeting of Stockholders
                              to be Held on May 15, 1997
                                 and Proxy Statement

    The Annual Meeting of Stockholders of Biospherics-Registered Trademark-Incorporated (the "Company") will be held at the Company headquarters, 12051 Indian Creek Court, Beltsville, Maryland, on May 15, 1997, at 2:00 p.m., Eastern Daylight Time.

    The items of business are:

    (1) Election of eight (8) Directors to serve until new Directors are elected at the next Annual Meeting or, should any resign after election or become incapable of serving, until the respective successors are duly appointed for the remainder of the year.
    (2) A proposal to establish a wholly owned subsidiary consisting of the assets, liabilities, and personnel of the Information Services Division.
    (3) Ratification of the appointment of the independent certified public accountants.
    (4) Transaction of other business that may properly come before the Meeting.

    These items are more fully described in the following pages, which are hereby made part of this Notice.

    The Company's Proxy Statement, Proxy Card, and Summary Annual Report for 1996 accompany this Notice.

    Pursuant to the Bylaws of this Corporation, the Board of Directors has fixed the close of business on March 17, 1997, as the Record Date for determination of Stockholders entitled to Notice and to vote at the Meeting and any adjournment thereof. Only Common Stockholders of record on the date so fixed are entitled to vote.


                          BY ORDER OF THE BOARD OF DIRECTORS
                              M. Karen Levin, Secretary


PLEASE EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING AND VOTE PERSONALLY, YOUR PROXY WILL AUTOMATICALLY BE REVOKED AT THAT TIME.

                  Biospherics-Registered Trademark- Incorporated
                                   ------------
               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                   May 15, 1997

    This Proxy Statement is being mailed on or about April 15, 1997, with the solicitation of proxies in the accompanying form by the Board of Directors of Biospherics-Registered Trademark- Incorporated, a Delaware corporation. The Annual Meeting of its Stockholders will be held May 15, 1997, at 2:00 p.m., at the Company's headquarters, 12051 Indian Creek Court, Beltsville, Maryland. The cost of this solicitation is being borne by Biospherics. The Company will reimburse brokers, banks, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them forwarding Company-supplied Proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, Directors, Officers and employees of the Company may solicit Proxies personally or by telegraph or telephone without additional compensation.

    All shares represented by Proxy will be voted at the Meeting in accordance with the choices specified on the Proxy, and where no choice is specified, in accordance with the recommendations of the Board of Directors. Thus, where no choice is specified, the Proxies will be voted for the election of Directors, transfer of the Information Services Division to a wholly-owned subsidiary, and for ratification of the appointment of independent certified public accountants. A Stockholder giving a Proxy will have the power to revoke it at any time before it is exercised. A Proxy will be revoked automatically if the Stockholder who executed it is present at the Meeting and elects to vote in person.

    Each Stockholder will be entitled to one vote for each share of Common Stock $.005 par value per share ("Common Stock") held by the Stockholder at the close of business on March 17, 1997. At that time, there were 7,945,612 shares of Common Stock outstanding.

    In accordance with the laws of the State of Delaware and the Company's Charter and By-Laws, a majority of the outstanding shares of Common Stock will constitute a quorum at the Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

    In accordance with the laws of the State of Delaware and the Company's Charter and By-Laws: (i) for the election of Directors, which require a plurality of the votes cast, only Proxies and ballots indicating votes "FOR all Nominees," "WITHHELD from all Nominees," or specifying that votes be withheld for one or more designated Nominees are counted to determine the total number of votes cast, and broker non-votes are not counted, and (ii) for the adoption of all other proposals, which are decided by a majority of the shares of the Stock of the Company present in person or by Proxy and entitled to vote, only Proxies and ballots indicating votes "FOR," "AGAINST," or "ABSTAIN" on the proposal or providing the designated Proxies with the right to vote in their judgment and discretion on the proposal are counted to determine the number of Shares present and entitled to vote, and broker non-votes are not counted.

    It is anticipated that the Directors and Officers will vote their Shares of Common Stock in favor of the Nominees for election to the Board of Directors listed herein and for ratification of the appointment of independent accountants listed herein.

                                ELECTION OF DIRECTORS
                             (Item 1 on the Proxy Card)

    Directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Stockholders or, upon resignation or inability to serve, until their respective successors are duly appointed for the remainder of the year. The Bylaws of the Company authorize up to eleven (11) Directors. However, the Nominating Committee believes it is not presently necessary nor cost effective to fill all Board vacancies. Unless otherwise instructed, the persons named in the accompanying Proxy intend to vote the Shares represented by the Proxy FOR the election of the eight (8) Nominees listed below. Although it is not contemplated that any Nominee will decline or be unable to serve as a Director, in such event, Proxies will be voted by the Proxy holder for such other persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of Directors to be elected. Election of a Board of Directors requires a plurality of the votes cast at the Meeting.
                                       2

                  Biospherics-Registered Trademark- Incorporated
                                   ------------

     The following table sets forth certain information about the Nominees for Directors as of March 17, 1997.


                   Nominees for Election to Board of Directors
-------------------------------------------------------------------------------
                                                             Director
Name                  Age          Position                    Since
--------             -----         ----------                ----------
Gilbert V. Levin      72           Chairman of the Board,
                                   CEO,President,
                                   and Treasurer             1967

Lionel V. Baldwin     64           Director                  1976

David A. Blake        55           Director                  1995

A. Bruce Cleveland    53           Director                  1987

Rita R. Colwell       62           Director                  1996

George S. Jenkins     74           Director                  1984

M. Karen Levin        77           Director and
                                   Vice President for
                                   Communications            1968

Anne S. MacLeod       66           Director                  1992
-------------------------------------------------------------------------------

    Dr. Levin founded the Company in 1967 and has been Chairman of the Board and President since incorporation. He previously served in the public health departments of Maryland, California, and the District of Columbia and as a research scientist and corporate official. Among his inventions are noncaloric sweeteners; the PhoStrip-Registered Trademark- process for removing phosphorus from wastewater; and the Labeled Release life detection experiment that landed on Mars in 1976 aboard NASA's Viking Mission. He holds a Ph.D. from The Johns Hopkins University.

    Dr. Baldwin is President of the National Technological University, Fort Collins, Colorado. Formerly, Dr. Baldwin was Dean of the College of Engineering at Colorado State University, where he also coordinated research programs with emphasis on environmental areas. He holds a Ph.D. from Case Institute of Technology.

    Dr. Blake is the Senior Vice President for Biomedical Research, Association of American Medical Colleges. Formerly, he served as Senior Associate Dean of The Johns Hopkins University School of Medicine. He has also held the posts of Associate Dean for Research, Director of Research Administration and Associate Professor of Pharmacology and Molecular sciences in his 23 years at that institution. Prior to that, he was Chairman, Department of Pharmacology and Toxicology at the University of Maryland School of Pharmacy. He holds a Ph.D. from the University of Maryland School of Medicine.

    Mr. Cleveland is President and founder of Presidential Savings Bank of Bethesda, Maryland. Mr. Cleveland was also the founder and former Chief Executive Officer of the GIT Investment Funds group of mutual funds and Bankers Finance Investment Management Corp. of Arlington, Virginia. Previously he served as Special Assistant for SBIC Industry Development with the U.S. Small Business Administration and was an investment banker with Drexel Burnham Co. in New York. He is a graduate of Harvard College and received an M.B.A. in finance from Harvard Business School.

    Dr. Colwell is President of the Biotechnology Institute, Director of the Center for Marine Biology, and Vice President for Academic Affairs, all at the University of Maryland where she also serves as Professor of Microbiology. She is also Associate Professor of Biology at Georgetown University. Dr. Colwell is the Chairman of the Board of the American Association for the Advancement of Science for the 1996/97 year, and also served as President of the Association from 1995 to 1996. She holds a Ph.D. from the University of Washington and is a member of Phi Beta Kappa.

    Mr. Jenkins is a land developer, the owner of Locust Grove Farm, and previously was Chairman of Consultation Networks, Inc., a Washington, D.C., environmental expert witness database firm. Mr. Jenkins was President of Greiner Engineering and is a Past Chairman of the Building Research Board of the National Academy of Sciences. He is a member of the Advisory Council of the Whiting School of Engineering of The Johns Hopkins University. Mr. Jenkins serves on the boards of directors for several other companies. He holds an M.S. in civil engineering from The Johns Hopkins University.

                  Biospherics-Registered Trademark- Incorporated
                                   -----------

     Mrs. Levin has been a full-time executive and Director of the Company since 1968. She was a science and medical reporter and writer for the Washington Bureau of Newsweek magazine, then served as writer and public information consultant to the National Institute of Mental Health. She holds a B.A. in English from Vassar College. Mrs. Levin and Dr. Levin are husband and wife.

    Dr. MacLeod is Professor, College of Library and Information Services and former Acting Director of Libraries, University of Maryland, College Park. She is also a specialist in the design of communications for specific audiences, and is an authority on the literature for children and youth. Dr. MacLeod holds a Ph.D. in American history and an M.L.S., both from the University of Maryland.

    In 1996, non-employee Directors as a group were awarded Stock options for 24,000 shares of Stock, at $7.00 to $7.25 per share, with expiration dates between September 26, 2001 and January 7, 2002. Directors were paid annual retainers of $2,000 each and fees of $750 for each Meeting of the Board and each Committee Meeting they attended. Employee Directors are not paid for their services as Directors.

    Mr. Cleveland serves as a Director of Government Investors Trust, GIT Tax-Free Trust, GIT Income Trust, and GIT Equity trust, all publicly held registered investment companies. No other Director serves as a Director of a publicly held company. There is not and has not been for the previous two fiscal years any relationship between the Company and any public company in which any Director has a 1% or greater interest.

                                  Board Of Directors

    The Company's Board of Directors held four Regular Meetings from May 15, 1996 to February 1997, which were attended by all Members. There were four special meetings during the year. The Board of Directors has six Committees:
Executive; Compensation; Audit; Pension; Technical; and Nominating.

    The Executive Committee may act on behalf of the Board of Directors on matters requiring action in the interim between meetings of the full Board.
  In 1996-7, its members were Gilbert V. Levin, Chair; A. Bruce Cleveland; George S. Jenkins; Anne S. MacLeod; and Richard C. Levin (staff). No meetings were held.

    The Compensation Committee recommends various incentives for key employees to encourage and reward increased financial performance, productivity and innovation. Its members were Lionel V. Baldwin, Chair; David
A. Blake; and Anne S. MacLeod. There were two meetings, attended by all members.

    The Audit Committee members were A. Bruce Cleveland and George S. Jenkins. The Committee has authority to review the financial records of the Company, deal with its independent auditors, recommend to the Board policies with respect to financial reporting, and investigate all aspects of the Company's business. There were two Committee meetings held and attended by both Members.

    The Biospherics Retirement Plan Administration ("Pension") Committee oversees the management of the Company's Retirement Plan. Its members were David A. Blake, Rita R. Colwell, M. Karen Levin, and Richard C. Levin (staff). One Meeting was held, attended by all Members.

    The Technical Committee advises the Company on the direction of technology development. The Technical Committee consists of David A. Blake, Chair; Rita Colwell; Gilbert V. Levin; and Lee R. Zehner (staff). One Meeting was held, with all attending.

    The Nominating Committee nominates the proposed Board for election by the Stockholders. Its Members were Gilbert V. Levin and M. Karen Levin, who held two Meetings.

                  Biospherics-Registered Trademark- Incorporated
                                   -----------

        Security Ownership Of Certain Beneficial Owners And Management

    The following table sets forth the shares of Common Stock beneficially owned by all Officers and Directors as a group as of March 17, 1997. Except for Gilbert V. Levin, Chairman of the Board, CEO and President, and M. Karen Levin, Vice President for Communications, no person is known by the Company to own beneficially more than 5% of the outstanding Common Stock.

       Beneficial Ownership of Common Stock by Officers and Directors

                                            Amount and Nature      Percent
Title of Class    Name of Beneficial Owner     of Ownership        of Class
--------------    ------------------------  ------------------     --------
Common            Gilbert V. Levin             1,955,940(1)(2)     22.7%

Common            M. Karen Levin               1,634,566(2)        19.0%

Common            Richard C. Levin                93,296(2)         1.1%

Common            Lee R. Zehner                   67,796(2)          *
Common            Lionel V. Baldwin               19,818(2)          *
Common            George S. Jenkins               17,600(2)          *
Common            A. Bruce Cleveland              14,900(2)          *
Common            Anne S. MacLeod                 12,900(2)          *

Common            David A. Blake                   8,000(2)          *
Common            Rita R. Colwell                  5,000(2)          *

Common            All Officers and
                  Directors as a Group         3,829,816(2)        44.4%
-------------------------------------------------------------------------------
*   Less than 1%.

    (1)  Includes 1,600 shares held jointly with M. Karen Levin.

    (2)  Included in the number of shares beneficially owned by G. V. Levin,
         M. K. Levin, R. C. Levin, L. R. Zehner, L. V. Baldwin, G. S. Jenkins,
         A. B. Cleveland, A. S. MacLeod, D. A. Blake, R. R. Colwell, and all Officers and Directors as a group are 365,000, 80,000, 92,500, 23,472, 8,000, 15,600, 14,400, 12,400, 8,000, 4,000 and 623,372
         shares, respectively, which such persons have a right to acquire within 60 days pursuant to Stock options.


    As of March 17, 1997, Gilbert V. Levin, President, and M. Karen Levin, Vice President for Communications, 3180 Harness Creek Rd., Annapolis, Maryland, beneficially owned in the aggregate 3,590,506 shares of Common
Stock (41.7% of the 8,623,834(1) outstanding shares). Dr. Gilbert V. Levin and Mrs. M. Karen Levin are husband and wife. As principal Stockholders of the Company, they are considered control persons with respect to the Company.

    All Directors and Officers as a group, as beneficial owners of 3,829,816 shares of Common Stock, owned 44.4% of the outstanding shares. With the exception of Cede & Co., the holder of record for certain brokerage firms and banks, no other person is known by the Company to own beneficially more than 5% of the outstanding Common Stock.

--------------
(1) Includes 678,222 shares which could be acquired pursuant to stock options within 60 days.

             Biospherics-Registered Trademark- Incorporated
                            --------------

    In 1978, the Company, with Stockholder approval, entered into agreement with Gilbert V. Levin and M. Karen Levin whereby, upon their death, the Company would redeem from their estates the number of Common Shares necessary to pay estate taxes and administrative expenses of the estate. This agreement is funded (at present values) by life insurance on the Levins for which the Company is the beneficiary. Although the number of shares that would be redeemed is indeterminable, such redemption may affect ownership and control of the Company.

                              Executive Officers

    Officers are elected annually by the Board of Directors. The Executive Officers of the Company as of December 31, 1996, are listed in the following table.

                      Executive Officers as of December 31, 1996

-------------------------------------------------------------------------------
Name                     Age                    Position
----------------         ---      ---------------------------------------------
Gilbert V. Levin          72      Chairman of the Board, CEO, President, and
                                  Treasurer

M. Karen Levin            77      Director, Vice President for Communications,
                                    and Corporate Secretary

Richard C. Levin          44      Vice President, Chief Operating Officer

Lee R. Zehner             49      Vice President for Science Services

-------------------------------------------------------------------------------

    Dr. and Mrs. Levin's experience is discussed above.

    Richard Levin joined the Company in 1991 as Business Manager, was subsequently also elected as Corporate Secretary, and then was promoted to Vice President and Chief Operating Officer. Prior to that, he was the General Manager of the Catalyst Research Division of the Mine Safety Appliances Company. Mr. Levin holds a B.S. in business administration from the University of Baltimore and is a C.P.A. in the State of Maryland.
Mr. Levin is the nephew of Dr. and Mrs. Levin.

    Dr. Lee Zehner joined the Company in 1985 and has helped in the invention and development of the Company's proprietary low calorie sugars and other products. He was promoted to the position of Vice President for Science Services and is also Director of the BioTech Programs Unit. Among his approximately 100 worldwide patents is the patent for the use of D-tagatose as a low-calorie sweetener. Prior to joining Biospherics, Dr. Zehner held several research and development positions at Fortune 100 companies. He holds a Ph.D. in chemistry from the University of Minnesota.

             Biospherics-Registered Trademark- Incorporated
                            --------------

                    Executive Compensation Tables


            Summary of Compensation in Last Fiscal Year

    The following summary compensation table sets forth the compensation paid by the Company during the year ended December 31, 1996, to Executive Officers earning in excess of $100,000 during the year.

                               Summary of Compensation

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            Long-Term Compensation
                                                                              -----------------------------------------------------
                                             Annual Compensation                      Awards                      Payouts
                                     ------------------------------------     -----------------------      ------------------------
                                                                                              No. of
                                                                 Other        Restricted    Securities                    All Other
Name and                                                       Annual Com-     Stock        Underlying        LTIP        Compen-
Principal Position           Year    Salary($)  Bonus ($)(1)  pensation ($)   Awards ($)    Options(2)     Payouts ($)   sation ($)
-------------------          ----    ---------  -----------   -------------   ----------    ----------     -----------   ----------
Gilbert V. Levin             1996    $189,673   $     -       $ 7,800 (3)     $      -         10,000(4)   $     -       $  4,497
   Chief Executive           1965     181,767         -         7,800 (3)            -        145,000            -          3,750
   Officer & President       1994     177,246         -        14,432                -        525,000            -          4,497

M. Karen Levin               1996     156,813         -         7,800                -         10,000(4)         -          2,083
   Vice President for        1995     152,474     9,900         7,800                -         15,000            -          1,150
   Communications            1994     145,554     9,900         7,800                -        515,000            -          3,632

Richard C. Levin             1996      99,844         -         7,800                -         30,000(4)         -          2,699
   Vice President            1995      96,054         -         7,800                -         15,000            -          2,575
                             1994      92,754         -         7,909                -         10,000            -          2,332

-----------------------------------------------------------------------------------------------------------------------------------

(1) Bonuses are based on the financial performance of the Company or its Divisions and are awarded by the Board of Directors.

(2)  Represents the number of options.

(3)  Excludes compensation expense for life insurance over $50,000.

(4) Excludes options which were conditionally granted on August 8, 1996, subject to the consummation of the agreement with MD Foods.
     The agreement with MD Foods was subsequently consummated on January 7, 1997. The number of options conditionally granted to G. V. Levin, M. K. Levin, and R. C. Levin was 5,000, 10,000, and 20,000, respectively. The exercise price of the options is $7.00 and expires on January 7, 2002.


                          Option Grants in Last Fiscal Year

    The following option grant table sets forth the total Options granted by the Company during the year ended December 31, 1996, to the Executive Officers earning in excess of $100,000 during the year.

                                    Option Grants

-----------------------------------------------------------------------------------------
                        Number of    % of Total
                       Securities     Options
                       Underlying    Granted to     Exercise or
                        Options     Employees in     Base Price          Expiration
Name                  Granted (4)    Fiscal Year    per Share ($)           Date
-----------------------------------------------------------------------------------------
Gilbert V. Levin        10,000            8.1%        $  7.25          9/26/2001

M. Karen Levin          10,000            8.1%           7.25          9/26/2001

Richard C. Levin        30,000           24.2%           7.25          9/26/2001
-----------------------------------------------------------------------------------------

                         Biospherics-Registered Trademark- Incorporated
                                 ---------

     The Biospherics Incorporated Nonqualified Stock Option Plan (the "Plan") was established in 1987 to provide certain selected key employees having substantial responsibilities for the direction and management of the Corporation with an additional incentive to promote its success and encourage them to remain in the employ of the Corporation. The Plan provides for the issuance of 4,400,000 shares. As of December 31, 1996, there were 2,896,872 outstanding options granted to individuals including the above-named Officers, including 637,372 that were exercisable as of such date.

  Aggregated Options Exercises in Last Fiscal Year and FY-End Option Values

     The following aggregated options table sets forth the total options exercised during the year ended December 31, 1996, and year-end 1996 option values for those Executive Officers earning in excess of $100,000 during the year.

                             Aggregated Options Exercises

       -----------------------------------------------------------------------------------------------------------
                                                                     Number of Securities    Value of Unexercised
                                                                    Underlying Unexercised       In-the-Money
                                                                       Options at FY-End        Options at FY-End
                                No. of
                            Shares Acquired            Value            No. Exercisable/           Exercisable/
        Name                  on Exercise            Realized($)         Unexercisable           Unexercisable($)
        ----------------------------------------------------------------------------------------------------------
        Gilbert V. Levin           -                     -            360,000/1,030,000(2)       1,609,375/1,536,875

        M. Karen Levin             -                     -             70,000/1,000,000(2)         316,250/1,437,500

        Richard C. Levin        10,000                 31,250             72,500/37,500(2)           374,375/164,375
        ----------------------------------------------------------------------------------------------------------


(1) On November 18, 1994, Dr. and Mrs. Levin were granted Options for 1,000,000 shares each to purchase Common Stock under the Plan subject to two additional conditions. The Options are exercisable only in the event that
     (i) a third party acquires 5% or more of the issued and outstanding Common Stock of the Company and (ii) the Option grants are further subject to approval by the Board of Directors of the Company. The Options were granted not for compensatory purposes but as a means of protecting Shareholder value against unsolicited offers deemed inadequate by the Board of Directors and to help ensure fair and equal treatment of all shareholders.

(2) Excludes options which were conditionally granted on August 8, 1996, subject to the consummation of the agreement with MD Foods. The agreement with MD Foods was subsequently consummated on January 7, 1997. The number of options conditionally granted to G. V. Levin, M. K. Levin, and R. C. Levin was 5,000, 10,000, and 20,000, respectively. The exercise price of the options is $7.00 and expires on January 7, 2002.

              Long-Term Incentive Plans - Awards in Last Fiscal Year

     There were no long-term Incentive Plan awards during 1996.

     To ensure the availability of their services to the Company after their retirement, Dr. and Mrs. Levin each have entered into a consulting agreement with the Company, under which they will provide the Company post-retirement consulting services of not less than twenty-four (24) days per year for ten
(10) years at a daily rate equal to 125% of their respective final average daily rate of salary adjusted in subsequent years for changes in the cost of living. In addition, Dr. and Mrs. Levin and the Company have entered into supplementary retirement plan agreements pursuant to which they will receive retirement compensation based on the difference between seventy percent of their average annual total compensation, and their social security payments plus assumed returns from investment of their funded pension plans. The supplementary retirement plan is unfunded.

     Effective January 1, 1990, the Biospherics Incorporated 401(k) Retirement Plan was placed into effect. The Plan is a discretionary defined contribution plan with the Company matching a portion of the employee contributions.

                Biospherics-Registered Trademark- Incorporated
                                 ---------

                           PROPOSAL TO ESTABLISH A
                           WHOLLY-OWNED SUBSIDIARY
                             FOR THE INFORMATION
                              SERVICES DIVISION
                          (Item 2 on the Proxy Card)

     The Company's Board of Directors has approved a plan to transfer the Company's Information Services Division ("ISD") into a wholly-owned subsidiary corporation (the "Subsidiary") to be formed for that purpose. The Board of Directors has determined to submit this proposal to the Company's Stockholders for approval.

     ISD collects and disseminates information by providing customized telesupport and database management systems for government and commercial customers. The core of its operation consists of state-of-the-art telecommunications equipment used by ISD personnel to efficiently manage and track high volumes of calls.

     ISD specializes in public health issues and provides information services on a wide range of diseases and disabilities, disease prevention and education. Areas of expertise include Alzheimer's disease, AIDS, cancer, diabetes, heart disease, and stroke, in addition to the broad areas of smoking, aging, and environmental hazards such as mishandling of pesticides. Programs are staffed by health professionals and other information specialists who are given extensive training and strict quality control guidelines.

     ISD's clients include major pharmaceutical companies and U.S. Government agencies that deal with health and education.

     ISD contributed 84%, 99% and 99% of the Company's total revenues in 1996, 1995 and 1994, respectively. The vast majority of the Company's employees are employees of ISD.

     ISD plans to use the expertise gained from its 29 years in business to expand in the nurse triage/demand management services market. ISD would offer its services to health maintenance organizations, self-insured employers, and other managed care providers. The Company is in negotiations with a major health provider (the "Health Provider") to assist in this venture. Should the negotiations be successful, the Health Provider would supply medical information, training for nurse triage services, and certify protocol and processes for the Company.

     Additional funding will be required to expand ISD's traditional business base as described above. The Board of Directors has been advised by its business and financial advisors that the prospects of obtaining such financing will be enhanced by a separation of the ISD business from the Company's biotech business. In addition, such a separation will permit management of the Subsidiary to focus exclusively on the ISD business.

     Accordingly, the Board of Directors has approved a plan to transfer all of the assets of ISD, subject to all of its liabilities, to the Subsidiary. ISD employees would become employees of the Subsidiary. The Subsidiary would have its own Board of Directors, although it is anticipated that some of the members of the Board of Directors of the Company will likely serve as members of the Board of Directors of the Subsidiary. Similarly, it is anticipated that management of the Subsidiary will include some members of the Company's current management team, as well as newly-hired individuals. The Subsidiary's charter and By-Laws would be substantially identical to the corresponding documents of the Company.

     Immediately following the transfer of assets to the Subsidiary, the Company would own all of the issued and outstanding capital stock of the Subsidiary. In connection with its participation in the business, the Health Provider may be provided with a modest equity interest in the Subsidiary.
The Health Provider may also receive a seat on the Board of Directors.

     The Company has engaged an investment banker to assist in seeking additional funding for the Subsidiary, which additional funding may take the form of a private placement of debt or equity interests or an initial public offering. In the event of an equity offering, the Company's ownership of the Subsidiary will be correspondingly diluted.

                         Biospherics-Registered Trademark- Incorporated
                                 ---------

     The proposed organization of the Subsidiary will alter the relationship of the Stockholders of the Company with ISD, the principal operating division of the Company. The following paragraphs describe some of the principal alterations of such relationship.

     Following the organization of the Subsidiary, the Stockholders of the Company will not have any direct ownership interest in the Subsidiary as the Company initially will be the sole stockholder of the Subsidiary. Accordingly, any transaction regarding ISD that currently would require the consent of the Company's Stockholders (e.g., a sale of the ISD assets to a third party), will no longer require such consent following the organization of the Subsidiary. Following such organization, any such transaction could be approved by the Subsidiary's Board of Directors and the Company's Board of Directors acting on behalf of the Company as a stockholder of the Subsidiary, together with any additional persons or entities that acquire stock in the Subsidiary.

     Similarly, the organization of the Subsidiary will affect the Stockholders' ability to influence the management of ISD. At present, the Stockholders elect the Board of Directors of the Company, which in turn elects and oversees the management of ISD. Following the formation of the Subsidiary, the Board of Directors of the Subsidiary will be elected by the Subsidiary's Stockholders. As set forth above, the Company initially will be the sole stockholder. Thus, the Stockholders of the Company will no longer have direct input into the composition of the Board of Directors of the Subsidiary.

     While the formation of the Subsidiary will have the above-described effects of potentially diluting the Company's ownership of the Subsidiary and altering the rights of the Company's Stockholders as set forth above, the Board of Directors believes that the organization of the Subsidiary will result ultimately in increased value for the Company's Stockholders. Further expansion of ISD, especially entry into the healthcare market, will require substantial additional funding. Such funding can best be raised by separating the ISD business from the Company's biotech business and presenting the ISD business to the relevant investment community as a separate and distinct entity. Further, such business can best be developed by management exclusively focused on the ISD business.

     The Company's Directors and Management also believe the BioTech Programs Unit, which will remain within the Company, will better be able to pursue its development of new products without the complexity of sharing Management's attention with ISD. Forthcoming revenues anticipated from the sales of D-tagatose by MD Foods, along with additional public or private financing, if necessary, will allow such new product developments.

     The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock is required to approve the formation of the Subsidiary.

     The Board of Directors recommends a vote "FOR" the approval of the plan to organize the Subsidiary.


           RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                         (Item 3 on the Proxy Card)

     The Board of Directors has reappointed the firm of Coopers & Lybrand to be Biospherics' independent accountants for the year 1997 and recommends that Stockholders vote "FOR" ratification of that appointment. The Company is advised that no member of the firm of Coopers & Lybrand has any interest, financial or otherwise, direct or indirect, in the Company. A representative from Coopers & Lybrand will attend the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer questions. If the Stockholders, by the affirmative vote of a majority of the shares of Common Stock represented at the Meeting, do not ratify the selection of Coopers & Lybrand, the selection of independent accountants will be reconsidered by the Board of Directors.

                         Biospherics-Registered Trademark- Incorporated
                                 ---------

                               OTHER BUSINESS
                         (Item 4 on the Proxy Card)

     As of the date of this statement, the management of Biospherics Incorporated has no knowledge of any business that may be presented for consideration at the Meeting, other than that described above. As to other business, if any, that may properly come before the Meeting, or any adjournment thereof, it is intended that the Proxy hereby solicited will be voted in respect of such business in accordance with the judgment of the Proxy holders.


                            SHAREHOLDER PROPOSALS

     Shareholders intending to present a proposal at the 1998 Annual Shareholders Meeting must submit such proposals to the Company at 12051 Indian Creek Court, Beltsville, MD 20705, no later than December 15, 1997.


                      BY ORDER OF THE BOARD OF DIRECTORS,
                           M. Karen Levin, Secretary

                      BIOSPHERICS-Registered Trademark- INCORPORATED

                               BOARD OF DIRECTORY PROXY

                             ANNUAL MEETING OF STOCKHOLDERS


     Gilbert V. Levin, M. Karen Levin, and Richard Levin, or any of them, each with the power of substitution, are hereby appointed Proxies of the undersigned to vote all shares of Common Stock of Biospherics Incorporated owned by the undersigned at the Annual Meeting of Stockholders, to be at the Company headquarters, 12051 Indian Creek Court, Beltsville, Maryland, on May 15, 1997, at 2:00 p.m. EDT, or any adjournment thereof, upon the proposals set forth on the reverse and, in their discretion, upon all other matters as may properly be brought before the meeting.



                  (Continued and to be signed on the reverse side.)

/X/ Please mark your
    votes as in this
    box.



                                                FOR all nominees             WITHHOLD
                                                 listed to right             AUTHORITY
                                             (except as marked to the     to vote for all
                                                  contrary below)      nominees listed at right          Nominees: L.V. Baldwin
                                                                                                                   D.A. Blake
1. ELECTION OF DIRECTORS                              /   /                    /   /                               A.B. Cleveland
                                                                                                                   R.L. Colwell
INSTRUCTION: To withhold authority to vote for                                                                     G.S. Jenkins
any individual nominee, strike a line through                                                                      G.V. Levin
the nominee's name in the list at right.                                                                           M.K. Levin
                                                                                                                   A.S. MacLeod



2. PROPOSAL TO ESTABLISH THE INFORMATION         FOR      AGAINST      ABSTAIN
   SERVICES DIVISION AS A WHOLLY OWNED
   SUBSIDIARY                                   /   /      /   /        /   /


3. PROPOSAL TO RATIFY THE APPOINTMENT
   OF COOPERS & LYBRAND LLP as the
   independent accounts of the                 /   /       /   /        /   /
   Corporation for the fiscal year
   ending December 31, 1997


               I plan to attend the Annual Meeting in Beltsville, MD, /   /
                          at 2:00 p.m. on May 15, 1997


This proxy will be voted as specified hereon. If no indication to the contrary is made hereon, this proxy will be voted for all nominees for
                                                  ---
Directors listed in Proposal 1 and for Proposals 2 and 3. BIOSPHERICS'
                                   ---
DIRECTORS RECOMMEND A FOR VOTE ON EACH ITEM, AND SHARES WILL BE
                      ---
SO VOTED UNLESS OTHERWISE INDICATED.


--------------------------------------      ----------------------------------
PLEASE SIGN HERE AND RETURN PROMPTLY             PLEASE PRINT YOUR NAME
                                                        -----      ----


                                            Dated                       , 1997
--------------------------------------            ----------------------
NUMBER OF SHARES VOTED
----------------------
NOTE: If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such.